                                    UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                      FORM 8-K/A

                                    CURRENT REPORT
                       Filed Pursuant to Section 13 or 15(d) of
                          THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): DECEMBER 31, 1996

                                 CAPSTAR HOTEL COMPANY
               (Exact name of registrant as specified in its charter)

         DELAWARE                   1-12017                52-1979383
(State or other jurisdiction  (Commission  File   (IRS Employer Identification
    of incorporation)               Number)                  Number)

                              1010 Wisconsin Avenue, N.W.
                                      Suite 650
                                Washington, D.C. 20007
                       (Address of principal executive offices)

          Registrant's telephone number, including area code: (202) 965-4455

    The registrant hereby amends Items 7(a) and (b) of its Current Report on Form 8-K filed with the Commission on December 31, 1996 as set forth in the pages attached hereto to file the financial statements and pro forma condensed, consolidated balance sheet and statements of operations reflecting the acquisition by the registrant of five hotels from MBL Life Assurance Corporation.


ITEM 2.  ACQUISITION OF ASSETS


         The Company has previously filed a report on Form 8-K as of December 31, 1996 with respect to the requirements of Item 2.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


         (a)  Financial statements of business acquired.

INDEPENDENT AUDITORS' REPORT



Board of Directors
CapStar Hotel Company:


We have audited the accompanying combined balance sheets of the Muben Hotels (the "Hotels") as of September 30, 1996, December 31, 1995 and 1994 and related combined statements of operations, owners' capital and cash flows for the nine months ended September 30, 1996 and the years ended December 31, 1995 and 1994. These combined financial statements are the responsibility of the Hotels' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Muben Hotels as of September 30, 1996, December 31, 1995 and 1994, and the results of their combined operations and their combined cash flows for the nine months ended September 30, 1996 and the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.


                                                          KPMG Peat Marwick, LLP


Washington, D.C.
January 10, 1997

MUBEN HOTELS

Combined Balance Sheets



September 30, 1996, December 31, 1995 and 1994

------------------------------------------------------------------------------
------------------------------------------------------------------------------

ASSETS                                         1996         1995         1994
------------------------------------------------------------------------------

Cash and cash equivalents               $2,540,021    2,100,027    1,795,991
Accounts receivable                      1,520,016    1,009,479    1,347,062
Inventory and other assets               1,000,652    1,004,098    1,100,562
------------------------------------------------------------------------------

Total current assets                     5,060,689    4,113,604    4,243,615
------------------------------------------------------------------------------


Property and equipment:
Land                                    14,454,496   14,454,496   14,454,496
Building                                49,190,163   48,816,467   48,792,386
Furniture, fixtures and equipment       19,744,427   19,968,593   18,993,252
------------------------------------------------------------------------------

                                        83,389,086   83,239,556   82,240,134

Less - accumulated depreciation        (35,118,050) (32,623,613) (29,307,378)
------------------------------------------------------------------------------

Total net property and equipment        48,271,036   50,615,943   52,932,756
------------------------------------------------------------------------------

Total assets                           $53,331,725   54,729,547   57,176,371
------------------------------------------------------------------------------
------------------------------------------------------------------------------

LIABILITIES AND OWNERS' CAPITAL
------------------------------------------------------------------------------


Accounts payable and accrued expenses   $3,622,343    2,778,452    3,022,008
Advance deposits                           114,175       41,927       45,436
Intercompany income taxes
payable (note 4)                         2,485,345      995,677       81,080
------------------------------------------------------------------------------

Total liabilities                        6,221,863    3,816,056    3,148,524


Owners' capital                         47,109,862   50,913,491   54,027,847
------------------------------------------------------------------------------


Total liabilities and owners' capital  $53,331,725   54,729,547   57,176,371
------------------------------------------------------------------------------
------------------------------------------------------------------------------

See accompanying notes to combined financial statements.

MUBEN HOTELS

Combined Statements of Operations

For the nine months ended September 30, 1996 and the years ended
December 31, 1995 and 1994


------------------------------------------------------------------------------
------------------------------------------------------------------------------
                                            1996            1995          1994
------------------------------------------------------------------------------

Revenue:
Rooms                                $18,337,641     21,925,991    21,147,009
Food and beverage                      8,117,806     10,442,474    10,513,519
Other operating departments            1,265,677      1,613,934     1,591,255
------------------------------------------------------------------------------

                                      27,721,124     33,982,399    33,251,783
------------------------------------------------------------------------------

Operating costs and expenses:
  Rooms                                4,513,632      5,751,406     5,673,951
  Food and beverage                    6,874,250      9,198,740     9,407,042
  Other operating departments            669,595        904,143       933,992
Undistributed operating expenses:
Administrative and general             2,505,580      3,342,110     3,314,554
Sales and marketing                    1,811,948      2,320,060     2,343,494
Management fees (note 3)                 628,182      1,065,175     1,051,710
Property operating costs               3,505,572      4,407,863     4,353,126
Property taxes, insurance and other      993,759      1,390,174     1,519,555
Depreciation and amortization          2,494,437      3,316,235     4,451,660
------------------------------------------------------------------------------

                                      23,996,955     31,695,906    33,049,084
------------------------------------------------------------------------------

Net income before income taxes         3,724,169      2,286,493       202,699

Income taxes (note 4)                  1,489,668        914,597        81,080
------------------------------------------------------------------------------

Net income                            $2,234,501      1,371,896       121,619
------------------------------------------------------------------------------

See accompanying notes to combined financial statements.

MUBEN HOTELS


Combined Statements of Owners' Capital

For the nine months ended September 30, 1996 and the years ended
December 31, 1995 and 1994

------------------------------------------------------------------------------
------------------------------------------------------------------------------

Balance at December 31, 1993                                  $    55,146,114

  Contributions                                                     1,485,114
  Distributions                                                    (2,725,000)
  Net income                                                          121,619
------------------------------------------------------------------------------

Balance at December 31, 1994                                       54,027,847

  Contributions                                                       215,327
  Distributions                                                    (4,701,579)
  Net income                                                        1,371,896
------------------------------------------------------------------------------

Balance at December 31, 1995                                       50,913,491

  Contributions                                                       173,601
  Distributions                                                    (6,211,731)
  Net income                                                        2,234,501
------------------------------------------------------------------------------

Balance at September 30, 1996                                  $   47,109,862
------------------------------------------------------------------------------
------------------------------------------------------------------------------

See accompanying notes to combined financial statements.

MUBEN HOTELS

Combined Statements of Cash Flows

For the nine months ended September 30, 1996 and the years ended
December 31, 1995 and 1994



------------------------------------------------------------------------------
------------------------------------------------------------------------------
                                            1996           1995          1994
------------------------------------------------------------------------------

Cash flows from operating activities:
  Net income                              $2,234,501   1,371,896       121,619
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
     Depreciation and amortization         2,494,437   3,316,235     4,451,660
     Decrease (increase) in accounts
       receivable                          (510,537)     337,583       (77,086)
     Decrease in inventory
       and other assets                       3,446       96,464        22,741
     Decrease in notes
       receivable                                 -            -       100,000
    Increase (decrease) in accounts
       payable and accrued expenses         843,891     (243,556)     (312,119)
    Increase (decrease) in advance
       deposits                              72,248       (3,509)      (10,866)
    Increase in intercompany
       income taxes payable               1,489,668      914,597        81,080
------------------------------------------------------------------------------

TOTAL ADJUSTMENTS                         4,393,153    4,417,814     4,255,410
------------------------------------------------------------------------------

Net cash provided by operating
 activities                               6,627,654    5,789,710     4,377,029
------------------------------------------------------------------------------

Cash flows from investing
 activities - purchases of
 furniture and equipment                   (149,530)    (999,422)   (2,285,579)
------------------------------------------------------------------------------

Cash flows from financing activities:
  Capital contributions                     173,601      215,327     1,485,114
  Capital distributions                  (6,211,731)  (4,701,579)   (2,725,000)
------------------------------------------------------------------------------

Net cash used by financing activities    (6,038,130)  (4,486,252)   (1,239,886)
------------------------------------------------------------------------------

Net increase  in cash
and cash equivalents                        439,994      304,036       851,564

Cash and cash equivalents at
 beginning of period                      2,100,027    1,795,991       944,427
------------------------------------------------------------------------------

Cash and cash equivalents at
 end of period                           $2,540,021    2,100,027    1,795,991
------------------------------------------------------------------------------
------------------------------------------------------------------------------

See accompanying notes to combined financial statements.

MUBEN HOTELS

Notes to Combined Financial Statements

September 30,1996, December 31,1995 and 1994

-------------------------------------------------------------------------------

(1) ORGANIZATION

    The combined financial statements consist of five hotels which are part of MBL Life Assurance Corporation. This portfolio of hotels is known as the Muben Hotels (the "Hotels"). Two of the hotels are in California (Sacramento Hilton and Santa Barbara Inn); one is in Louisiana (Lafayette Hilton), one is in Colorado (Holiday Inn) and the other is in Washington, D.C. (Embassy Row).

    CapStar Hotel Company purchased the Hotels for approximately $68,400,000 on December 17, 1996.


(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The accounts of the Hotels are included in the financial records of the MBL Life Assurance Corporation. The accompanying combined financial statements include the accounts of the Hotels only, as if they were a separate legal entity, and have been prepared using the accrual basis of accounting.

    CASH AND CASH EQUIVALENTS

    The Hotels consider all highly liquid instruments with an original maturity date of three months or less to be cash equivalents.

    INVENTORIES

    Inventories, consisting primarily of china, tableware, linens and food and beverage items, are stated at cost, using the first-in, first-out ("FIFO") method of inventory valuation.

    PROPERTY AND EQUIPMENT

    Property and equipment are reflected in the balance sheets at their fair value at the time of contribution. Depreciation is computed on the buildings and building improvements using the straight-line method over their useful lives of 18 to 39 years. Furniture, fixtures and equipment are depreciated using the straight-line method over five years.

MUBEN HOTELS

Notes to Combined Financial Statements

-------------------------------------------------------------------------------

(2) CONTINUED

    BAD DEBT EXPENSE

    Bad debt expense is accounted for using the allowance method. Management reviews the aging of accounts receivable and other current information on debtors to establish an allowance for doubtful accounts. Write-offs occur when management deems a receivable uncollectible.

    REVENUE

    Revenue is earned primarily through the operations of the Hotel and recognized when earned.

    INCOME TAXES

    The accounts of the Hotels are included in the financial records of the MBL Life Assurance Corporation and therefore the Hotels were not subject to income taxes on a separate basis. For purposes of these financial statements, the Hotels have calculated their tax provision on the separate return basis to approximate tax expense as if they were a separate legal entity.

    USE OF ESTIMATES

    Management has made a number of estimates and assumptions to prepare these combined financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.


(3) RELATED-PARTY TRANSACTIONS

    All of the Hotels, except for Embassy Row, are managed by CapStar Hotel Company. The hotels managed by CapStar Hotel Company paid base management fees based on gross revenue plus incentive management fees if the hotels' operating results exceeded levels specified in the management contract. These four hotels incurred management fees of $563,455 in 1996; $926,737 in 1995; $929,013 in 1994; and $1,008,719 in 1993.

    CapStar Hotel Company began managing Embassy Row on September 25, 1996.

MUBEN HOTELS

Notes to Combined Financial Statements

-------------------------------------------------------------------------------

(4) INCOME TAXES

    The Hotels' income tax expense is comprised of the following:

                                          1996            1995          1994
                                       ________________________________________

    Federal                            $1,151,118        706,741         62,653
    State and local                       338,550        207,856         18,427
                                       ________________________________________
                                       $1,489,668        914,597         81,080
                                       ________________________________________

    The "expected" tax expense, based on the U.S. federal statutory rate of 34% for each of the periods above, differs from the actual tax expense, calculated at an effective rate of 40%, due to state and local taxes, net of federal tax benefit.


    The Hotels' deferred tax assets and liabilities are insignificant to these financial statements and are therefore not presented.





-------------------------------------------------------------------------------

         (b)  Pro Forma Financial Information.

          CAPSTAR HOTEL COMPANY PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         On December 17, 1996, CapStar Hotel Company (the "Company") acquired five hotels with 1,121 rooms, known as the MUBEN hotels, from MBL Life Assurance Corporation. The aggregate purchase price for the MUBEN hotels was $69.4 million, and was paid through external borrowings.

         The unaudited pro forma Condensed Consolidated Balance Sheet is presented as if the aforementioned transaction had been consummated on September 30, 1996. The unaudited pro forma Consolidated Statements of Operations are presented as if the aforementioned transaction had been consummated at the beginning of the respective periods. In management's opinion, all adjustments necessary to reflect the effects of the aforementioned transaction have been made.

         The unaudited pro forma Condensed Consolidated Balance Sheet and Statements of Operations are not necessarily indicative of what the Company's actual financial position or operating results would have been had such events occurred as of an earlier date, nor does it purport to represent the future financial position or operating results of the Company.

                             CAPSTAR HOTEL COMPANY
                  PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET



                          At September 30, 1996 (Unaudited)
                                    (In thousands)


                                          MUBEN HOTELS        PRO FORMA AFTER
                                            PRO FORMA          ACQUISITION OF
                        HISTORICAL(A)     ADJUSTMENTS(B)        MUBEN HOTELS
                        -------------    -----------------    -----------------
Assets

Restricted and
 unrestricted cash            10,161              (3,500)              6,661
Property and
 equipment, net              215,824              68,939             284,763
Other Assets                  21,120                 506              21,626
                             --------            -------             -------
TOTAL ASSETS                 247,105              65,945             313,050
                             --------            -------             -------
                             --------            -------             -------

Liabilities, Minority
 Interest and Equity

Notes payable                 73,225              65,198             138,423
Other liabilities             13,663                 747              14,410
                             --------            -------             -------
Total Liabilities             86,888              65,945             152,833

Minority interest                625                 --                  625
Equity                       159,592                 --              159,592
                             --------             -------             -------
Total liabilities,
 minority interest
 and equity                 247,105               65,945              313,050
                            --------             -------             -------
                            --------             -------             -------



Notes:
(A) Reflects the Company's historical consolidated balance sheet as of September 30, 1996.
(B) Reflects the pro forma adjustments related to the MUBEN hotels:
         (1)  total acquisition costs of $69,445;
         (2)  use of the Company's purchase deposit of $3,500;
         (3)  external borrowings of $65,198; and
         (4)  the assumption of other liabilities of $747.

                                CAPSTAR HOTEL COMPANY
                     PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                   For the nine months ended September 30, 1996 (Unaudited)
                           (In thousands, except per share amounts)

                                                                                              PRO FORMA AFTER
                                                                             MUBEN HOTELS      ACQUISITION OF
                                                                               PRO FORMA            MUBEN
                                                      HISTORICAL(A)          ADJUSTMENTS(B)         HOTELS
  Rooms                                                   48,960                 18,338                67,298
  Food and beverage                                       20,525                  8,118                28,643
  Management fees and other                               7,643                    703                 8,346
                                                         -------                --------             ---------
 Total Revenue                                            77,128                 27,159               104,287

 Hotel operating expenses by department:
  Rooms                                                   12,232                  4,514                16,746
  Food and beverage                                       16,620                  6,874                23,494
  Other operating departments                              1,798                    670                 2,468
 Undistributed operating expenses:
  Administrative and general                              14,897                  4,318                19,215
  Property operating costs                                 8,920                  3,506                12,426
  Property taxes, insurance and other                      3,225                    994                 4,219
  Depreciation and amortization                            5,955                  1,459                 7,414
                                                         -------                 --------             ---------

 Total operating expenses                                 63,647                 22,335                85,982

 Interest expense, net                                    10,428                  4,463                14,891
                                                         -------               --------             ---------
 Total expenses                                           74,075                 26,798               100,873
                                                         -------               --------             ---------

 Income before minority interest and income taxes          3,053                    361                 3,414

 Minority interest                                          (20)                      -                   (20)
                                                         -------               --------             ---------

 Income before income taxes                                3,073                    361                 3,434

 Income tax provision                                      1,092                    281               1,373

                                                         -------                --------             ---------
 Net income                                                1,981                     80               2,061
                                                         -------                --------             ---------
                                                         -------                --------             ---------
Earnings per share (C)                                    $0.13                                        $0.16
                                                         -------                                     ---------
                                                         -------                                     ---------



                     For the year ended December 31, 1995 (Unaudited)
                          (In thousand, except per share amounts)




                                                                                              PRO FORMA AFTER
                                                                             MUBEN HOTELS      ACQUISITION OF
                                                                               PRO FORMA           MUBEN
                                                      HISTORICAL(A)          ADJUSTMENTS(B)        HOTELS


  Rooms                                                   14,456              21,926                36,382
  Food and beverage                                        5,900              10,442                16,342
  Management fees and other                                6,007                 687                 6,694
                                                        --------            --------             ---------
 Total Revenue                                            26,363              33,055                59,418

 Hotel operating expenses by department:
  Rooms                                                    4,190               5,751                 9,941
  Food and beverage                                        4,924               9,199                14,123
  Other operating departments                                513                 904                 1,417
 Undistributed operating expenses:
  Administrative and general                               8,078               5,662                13,740
  Property operating costs                                 2,624               4,408                 7,032
  Property taxes, insurance and other                      1,311               1,390                 2,701
  Depreciation and amortization                            2,098               1,945                 4,043

                                                        --------            --------             ---------
 Total operating expenses                                 23,738              29,259                52,997

 Interest expense, net                                     2,413               6,203                 8,616
                                                        --------            --------             ---------
 Total expenses                                           26,151              35,462                61,613
                                                        --------            --------             ---------

 Income (loss) before minority interest and income taxes    212              (2,407)                (2,195)

 Minority interest                                          (17)                  -                    (17)
                                                        --------            --------             ---------
 Income (loss) before income taxes                          229              (2,407)                (2,178)

 Income tax benefit                                          -                 (871)                  (871)

                                                        --------            --------             ---------

 Net income(loss)                                           229              (1,536)                (1,307)
                                                        --------            --------             ---------
                                                        --------            --------             ---------
Earnings per share(C)                                                                               $(0.10)
                                                                                                 ---------
                                                                                                 ---------


                                CAPSTAR HOTEL COMPANY
                    NOTES TO CONSOLIDATED STATEMENTS OF OPERATIONS
                     For the Nine Months Ended September 30, 1996
                         and the Year Ended December 31, 1995
                                     (Unaudited)
                         (In thousands, except share amounts)

         Adjustments:

         (A) Reflects the Company's historical consolidated statements of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995.

         (B) Pro forma adjustments for the purchase of the MUBEN hotels reflect the historical operating activity of the properties acquired except that:

              (1) interest expense reflects the expense the Company expects to incur on the funds borrowed to acquire the properties ($4,463 of interest expense for the nine months ended September 30, 1996 and $6,203 for the year ended December 31, 1995);
              (2) depreciation expense is based on the new accounting basis for the properties acquired;
              (3) management fee income earned by the Company for managing four of the five hotels has been eliminated ($563 in 1996 and $926 in 1995); and
              (4)  income tax expense has been adjusted for (1), (2), and
                   (3) above and to include taxes on historical income.

         (C) Calculated using weighted average number of shares of 12,754,321. Historical earnings per share is calculated on earnings since August 20, 1996, the date of the initial public offering.

    (c)  Exhibits.

         There are no exhibits required to be filed with this amendment to the report on Form 8-K.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    February 12, 1997



                                  CAPSTAR HOTEL COMPANY
                                  (Registrant)


                                  By:  /s/  William M. Karnes
                                       -------------------------
                                            William M. Karnes
                                  Senior Executive Vice President